News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports First Quarter Results

MOULTRIE, GEORGIA, April 23, 2013 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the first quarter ended March 31, 2013.

First Quarter Income Highlights

•	Net income was $566 thousand in the 2013 first quarter, or $0.22 per diluted share, compared with $571 thousand, or $0.22 per diluted share in the first quarter of 2012.
•	Net interest income grew 8.1% to $3.1 million compared with the first quarter last year due primarily to increased interest and fee income on loans. The Corporation has been able to maintain net interest income in spite of lower margins.
•	Noninterest income decreased $263 thousand to $1.2 million for the first quarter of 2013 driven by a $306 thousand decrease in income from our commercial mortgage banking subsidiary, Empire Financial Services.
•	Noninterest expense grew 2.2% to $3.5 million due primarily to increased employee payroll tax and benefit expenses.

Balance Sheet Trends and Asset Quality

•	Total assets at March 31, 2013 were $366.1 million, an increase of 14.8%, or $47.3 million, from March 31, 2012.
•	Year-over-year asset growth was driven by increases in noninterest-bearing demand deposits, which increased $15.0 million, or 26.1%, as well as low interest-bearing transaction accounts and money market deposit accounts, which increased $35.5 million, or 41.1%.
•	Growth in funding of $48.9 million was employed in a $23.5 million increase in loans, a $12.1 million increase in interest-bearing balances in banks, and a $13.2 million increase in investment securities and certificates of deposit in other banks.

DeWitt Drew, President and CEO commented, “We are encouraged by our extraordinary growth in low cost funding and in our earnings level, even with decreased mortgage banking income. We expect that commercial mortgage servicing income will be low in 2013 due to Empire’s loan servicing portfolio decreasing from $700 million at its peak to less than $200 million. We also know that nearly one-third of our deposit growth is in public money that will not be permanent.”

Dividends

In March 2013, the Corporation paid a first quarter cash dividend of $0.04 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 85 consecutive years.

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About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $366 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	March 31,	December 31,	March 31,
	2013	2012	2012
ASSETS
Cash and due from banks	$6,579	$8,646	$7,458
Interest-bearing deposits in banks	33,712	27,935	21,584
Certificates of deposit in other banks	4,165	3,920	980
Investment securities available for sale	31,210	21,672	26,581
Investment securities held to maturity	61,968	59,863	56,173
Federal Home Loan Bank stock, at cost	1,406	1,448	1,789
Loans, less unearned income and discount	207,760	204,137	184,307
Allowance for loan losses	(2,944)	(2,845)	(3,244)
Net loans	204,816	201,292	181,063
Premises and equipment	10,177	10,149	10,620
Foreclosed assets, net	1,524	1,690	2,327
Intangible assets	273	327	491
Bank owned life insurance	4,775	4,767	4,635
Other assets	5,445	5,472	5,050
Total assets	$366,050	$347,181	$318,751
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$27,716	$28,881	$31,728
Money market	94,070	77,133	54,597
Savings	27,587	25,988	26,138
Certificates of deposit $100,000 and over	34,986	36,591	32,813
Other time accounts	53,694	55,098	58,936
Total interest-bearing deposits	238,053	223,691	204,212
Noninterest-bearing deposits	72,604	68,071	57,566
Total deposits	310,657	291,762	261,778

Other borrowings	2,000	2,000	2,000
Long-term debt	20,000	20,000	22,000
Accounts payable and accrued liabilities	3,045	3,544	3,992
Total liabilities	335,702	317,306	289,770
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	21,128	20,664	19,602
Accumulated other comprehensive income	(661)	(670)	(502)
Total	56,462	55,989	55,095
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	30,348	29,875	28,981
Total liabilities and shareholders' equity	$366,050	$347,181	$318,751

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months
	Ended March 31,
	2013*	2012*
Interest income:
Interest and fees on loans	$2,918	$2,701
Interest and dividend on securities available for sale	162	232
Interest on securities held to maturity	366	359
Dividends on Federal Home Loan Bank stock	8	6
Interest on deposits in banks	23	18
Interest on certificates of deposit in other banks	11	4
Total interest income	3,488	3,320

Interest expense:
Interest on deposits	245	292
Interest on other borrowings	14	11
Interest on long-term debt	173	189
Total interest expense	432	492
Net interest income	3,056	2,828
Provision for loan losses	105	105
Net interest income after provision for losses on loans	2,951	2,723

Noninterest income:
Service charges on deposit accounts	300	299
Income from trust services	50	51
Income from retail brokerage services	76	95
Income from insurance services	359	375
Income from mortgage banking services	261	567
Provision for foreclosed property losses	0	(75)
Net gain (loss) on the sale or disposition of assets	(54)	(56)
Other income	214	213
Total noninterest income	1,206	1,469

Noninterest expense:
Salary and employee benefits	2,103	2,022
Occupancy expense	253	234
Equipment expense	232	223
Data processing expense	277	278
Amortization of intangible assets	54	56
Other operating expense	630	659
Total noninterest expense	3,549	3,472

Income before income tax expense	608	720
Provision for income taxes	42	149
Net income	$566	$571

Net income per share, basic	$0.22	$0.22
Net income per share, diluted	$0.22	$0.22
Dividends paid per share	$0.04	$0.04
Basic weighted average shares outstanding	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At March 31	2013	2012

Assets	$366,050	$318,751
Loans, less unearned income & discount	$207,760	$184,307
Deposits	$310,657	$261,778
Shareholders' equity	$30,348	$28,981

	Three Months Ended March 31,
	2013	2012
Performance Data & Ratios
Net income	$566	$571
Earnings per share, basic	$0.22	$0.22
Earnings per share, diluted	$0.22	$0.22
Dividends paid per share	$0.04	$0.04
Return on assets	0.62%	0.71%
Return on equity	7.50%	7.88%
Net interest margin (tax equivalent)	3.94%	4.10%
Dividend payout ratio	18.01%	17.84%
Efficiency ratio	79.94%	78.10%

Asset Quality Data & Ratios
Total nonperforming loans	$848	$651
Total nonperforming assets	$2,547	$3,088
Net loan charge offs	$6	$(39)
Reserve for loan losses to total loans	1.42%	1.76%
Nonperforming loans/total loans	0.41%	0.35%
Nonperforming assets/total assets	0.70%	0.97%
Net charge offs / average loans	0.01%	(0.09)%

Capital Ratios
Average common equity to average total assets	8.33%	8.98%
Tier 1 capital ratio	14.08%	15.32%
Tier 1 leverage ratio	8.49%	8.98%
Total risk based capital ratio	15.35%	16.57%
Book value per share	$11.91	$11.37
Tangible book value per share	$11.80	$11.18

Quarterly	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Averages	2013	2012	2012	2012	2012

Assets	$362,225	$341,418	$319,266	$319,525	$322,726
Loans, less unearned income & discount	$203,106	$203,871	$199,145	$190,142	$180,796
Deposits	$306,934	$285,965	$263,747	$262,095	$265,993
Equity	$30,186	$29,624	$29,194	$29,343	$28,984
Return on assets	0.62%	0.75%	0.53%	0.38%	0.71%
Return on equity	7.50%	8.68%	5.76%	4.16%	7.88%
Net income	$566	$643	$421	$305	$571
Net income per share, basic	$0.22	$0.25	$0.17	$0.12	$0.22
Net income per share, diluted	$0.22	$0.25	$0.17	$0.12	$0.22
Dividends paid per share	$0.04	$0.04	$0.04	$0.04	$0.04

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